ANNEX A. SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement ("Agreement") between PreCom Technology, Inc., a Florida corporation ("PRECOM"), GroupNow, Inc., a Delaware corporation ("GNOW") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of GNOW, is entered into as of June 4, 2001.

RECITALS

A. GNOW is a diversified financial services company that takes advantage of a wide range of business opportunities at varying investment levels. Through its business units, GNOW acts as a vehicle for acquisition of strategically placed companies in fragmented industries, as well as a full-service financial advisor, and a venture capital firm.

B. The Shareholders own all of the issued and outstanding shares of common stock of GNOW (the "GNOW Shares").

C. The Shareholders have agreed to sell to PRECOM, and PRECOM has agreed to purchase, the GNOW Shares from the Shareholders in exchange for shares of PRECOM common stock, pursuant to the terms and conditions set forth in this Agreement.

    GNOW will become a wholly-owned subsidiary of PRECOM.

E. The parties to this Agreement intend that the share exchange transaction contemplated by this Agreement qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended

In consideration of the mutual representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

1. Exchange of Stock.

(a) The Shareholders agree to transfer to PRECOM, and PRECOM agrees to purchase from the Shareholders, all of the Shareholders' right, title and interest in their GNOW Stock, representing 100% of the issued and outstanding stock of GNOW, free and clear of all mortgages, liens, pledges, security interests, restrictions, encumbrances, or adverse claims of any nature.

(b) At the Closing (as defined in Section 2 below), upon surrender by the Shareholders of the certificates evidencing the GNOW Stock duly endorsed for transfer to PRECOM or accompanied by stock powers executed in blank by the Shareholders, PRECOM will cause 9,453,017 shares (subject to adjustment for fractionalized shares as set forth below) of the common voting stock, par value $0.001 of PRECOM (the "PRECOM Stock") to be issued to the Shareholders, in full satisfaction of any right or interest which each Shareholder held in the GNOW Stock. The PRECOM Stock will be issued to the Shareholders on a pro rata basis, in the same proportion as the percentage of their ownership interest in the GNOW Stock, as set forth on Exhibit A. Any fractional shares that will result due to such pro rata distribution will be rounded up to the next highest whole number. As a result of the exchange of the GNOW Stock in exchange for the PRECOM Stock, GNOW will become a wholly-owned subsidiary of PRECOM.

(c) Immediately following the Closing, holders of Options ("Optionholders") to purchase GNOW common stock pursuant to its current employee stock option plan will be issued 2,448,062 options (of which 692,450 are vested as of 5/29/01) to purchase stock in PRECOM (the "PRECOM Options") to be issued to the Optionholders, in full satisfaction of any right or interest which each Optionholder held to acquire GNOW stock. The PRECOM Options will be issued to the Optionholders based on a pro rata formulae with the numerator being the percentage interest that they had a right to acquire in GroupNow assuming exercise of all options (as set forth on Exhibit B) and the denominator being the percentage of PRECOM stock to be held by GNOW shareholders immediately following the Closing. Any right to acquire fractional shares that will result due to such pro rata formulae will be rounded up to the next highest whole number.

(d) PRECOM intends to change its name to GroupNow, Inc. and the stock certificates to be issued to the shareholders may be issued in the name of PRECOM or GroupNow, Inc.

2. Closing.

(a) The parties to this Agreement will hold a closing (the "Closing") for the purpose of executing and exchanging all of the documents contemplated by this Agreement and otherwise effecting the transactions contemplated by this Agreement. The Closing will be held as soon as possible at GNOW's Maryland office located at 15245 Shady Grove Road, Rockville, MD, following PRECOM's compliance with the shareholder notification requirements of Florida state law and the requirements of Section 14 of the Securities Exchange Act of 1934, as amended. All proceedings to be taken and all documents to be executed and exchanged at the Closing will be deemed to have been taken, delivered and executed simultaneously, and no proceeding will be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. If agreed to by the parties, the Closing may take place through the exchange of documents by fax and/or express courier.

(b) With the exception of any stock certificates which must be in their original form, any copy, fax, e-mail or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, fax, e-mail or other reproduction is a complete reproduction of the entire original writing or transmission or original signature, and the originals are promptly delivered thereafter.

(c) A Closing will be deemed to have occurred, upon the exchange of at least 51% of the currently issued and outstanding shares of GNOW for at least 4,821,039 shares of PRECOM common stock. This Agreement shall be binding upon the parties when executed by GNOW, PRECOM and Shareholders holding at least 51% of the total issued and outstanding shares of GNOW. In the event that the full amount of GNOW shares have not been exchanged for the full amount of PRECOM shares at the closing, the parties will cooperate to complete the full exchange contemplated by this Agreement as quickly as possible following the Closing.

3. Representations and Warranties of PRECOM.

PRECOM represents and warrants as follows:

(a) PRECOM is a corporation duly organized, validly existing, and in good standing under the laws of the State of Florida and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b) The authorized capital stock of PRECOM consists of (i) 50,000,000 shares of common stock, $0.001 par value per share, of which 1,940,820 shares are issued and outstanding and 180,030 shares which will be issued immediately upon execution of this Agreement for a total of 2,120,850 shares (subject to adjustment prior to closing pursuant to section 5(a) herein) and (ii) 10,000,000 shares of preferred stock, $.0.001 par value, of which 0 shares are issued and outstanding. To the knowledge of PRECOM, all issued and outstanding shares of PRECOM's common and preferred stock are fully paid and nonassessable.

(c) PRECOM has no subsidiaries.

(d) Execution of this Agreement and performance by PRECOM hereunder has been duly authorized by all requisite corporate action on the part of PRECOM, and this Agreement constitutes a valid and binding obligation of PRECOM, and PRECOM's performance hereunder will not violate any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, or, to PRECOM's knowledge any law or regulation, to which any property of PRECOM is subject or by which PRECOM is bound.

(e) PRECOM has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance hereunder.

(f) PRECOM has provided all financial statements and financial information in its possession as has been requested by the Shareholders.

(g) There is no litigation or proceeding pending, or to PRECOM's knowledge threatened, against or relating to PRECOM, its properties or businesses.

(h) PRECOM is not a party to any material contract other than those listed in PRECOM's Form 10-QSB periodic report for period ending March 31, 2001, as filed with the Securities Exchange Commission.

(i) PRECOM has no material assets and no liabilities, except as listed in PRECOM's Form 10-QSB periodic report for period ending March 31, 2001, as filed with the Securities Exchange Commission.

(j) Other than Nicholas Calapa and Bruce Keller, PRECOM has no employees.

(k) No current officer, director, affiliate or person known to PRECOM to be the record or beneficial owner of in excess of 5% of PRECOM's common stock, or any person known to be an associate of any of the foregoing is a party adverse to PRECOM or has a material interest adverse to PRECOM in any material pending legal proceeding.

(l) PRECOM has filed in correct form all federal, state, and other tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. PRECOM has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of PRECOM.

(m) PRECOM is a publicly reporting company pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Act") and is in compliance with all reporting requirements of the Act, except those reports disclosed on Exhibit C, which shall be filed prior to the Closing. PRECOM's Form 10-KSB for the period ending December 31, 2000, its FORM 10-QSB for the period ending March 31, 2001 and any other periodic filings made by PRECOM as filed with the SEC, including all exhibits, documents and attachments thereto, are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make any statement therein not materially misleading.

(n) PRECOM is acquiring the GNOW shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof.

4. Representations and Warranties of GNOW and the Warranting Shareholders.

GNOW, Mark Elenowitz, Louis Taubman, David Simonetti and Tom Bostic Smith (the "Warranting Shareholders") jointly and severally represent and warrant as follows:

(a) GNOW is a corporation duly organized, validly existing, and in good standing under the laws of the state of Delaware and is licensed or qualified as a foreign corporation in all places in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

(b) There are no agreements purporting to restrict the transfer of the GNOW Shares, nor any voting agreements, voting trusts or other arrangements restricting or affecting the voting of the GNOW Shares. The GNOW Shares held by the Shareholders are duly and validly issued, fully paid and non-assessable, and issued in full compliance with all federal, state, and local laws, rules and regulations. Except as set forth on Exhibit B annexed hereto, there are no subscription rights, options, warrants, convertible securities, or other rights (contingent or otherwise) presently outstanding, for the purchase, acquisition, or sale of the capital stock of GNOW, or any securities convertible into or exchangeable for capital stock of GNOW or other securities of GNOW, from or by GNOW.

(c) The Shareholders have full right, power and authority to sell, transfer and deliver the GNOW Shares, and upon delivery of the certificates therefor as contemplated in this Agreement, the Shareholders will transfer to PRECOM valid and marketable title to the GNOW Shares, including all voting and other rights to the GNOW Shares, free and clear of all pledges, liens, security interests, adverse claims, options, rights of any third party, or other encumbrances. Each of the Shareholders owns and holds that the number or percentage of GNOW Shares which are listed opposite their names on Exhibit A attached hereto.

(d) There is no litigation or proceeding pending, or to any Warranting Shareholder's knowledge, threatened, against or relating to GNOW or to the GNOW Shares.

(e) GNOW has filed in correct form all tax returns of every nature required to be filed by it and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. GNOW has also paid all taxes which do not require the filing of returns and which are required to be paid by it. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of GNOW.

(f) The current residence address or principal place of business (for any non-individual shareholder) of the GNOW Shareholders is as listed on Exhibit A attached hereto.

(g) GNOW and the Shareholders have had the opportunity to perform all due diligence investigations of PRECOM as they have deemed necessary or appropriate and to ask questions of PRECOM's officers and directors and have received satisfactory answers to all of their questions. The GNOW and the Shareholders have had access to all documents and information about PRECOM and have reviewed sufficient information to allow them to evaluate the merits and risks of the acquisition of the PRECOM Stock.

(h) The Shareholders are acquiring the PRECOM Stock for their own account (and not for the account of others) for investment and not with a view to the distribution therefor. The Shareholders will not sell or otherwise dispose of the PRECOM Stock without registration under the Securities Act of 1933, as amended, or an exemption therefrom, and the certificate or certificates representing the PRECOM Stock will contain a legend to the foregoing effect.

5. Conduct Prior to the Closing.

PRECOM agrees that between the date of this Agreement and the Closing it will take the following actions:

(a) Effect a reverse split of its issued and outstanding common stock of 1 share for every 20 shares currently issued and outstanding, reducing the amount of PRECOM common stock currently issued and outstanding from 2,120,850 to 106,042 shares.

(b) Change the name of the Company from PreCom Technology, Inc. to GroupNow, Inc.

PRECOM, GNOW and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

(c) PRECOM and GNOW Shareholders will cooperate with each other in the preparation of an information statement prepared pursuant to Sections 14(c) & (f) of the Securites Exchange Act of 1934 to be sent to the shareholders of PRECOM and filed with the SEC describing the agreed to change in control of PRECOM and the reverse stock split and name change contemplated by Sections 5(a) and (b) above.

(d) No change will be made in the charter documents, by-laws, or other corporate documents of PRECOM or GNOW, except as provided in Sections 5(a) and (b) above.

(e) PRECOM and GNOW will each use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and PRECOM will not enter into any material commitment except in the ordinary course of business.

(f) None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the GNOW Shares owned by them.

  Conditions to Obligations of Shareholders and GNOW.

GNOW and the Shareholders' obligation to complete the transactions contemplated herein is subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by GNOW or the Shareholders as appropriate:

(a) The representations and warranties of PRECOM set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

(b) PRECOM will have performed all covenants required by this Agreement to be performed by it on or before the Closing.

(c) This Agreement will have been approved by the Board of Directors of PRECOM.

(d) PRECOM will have delivered to the Shareholders the documents set forth below in form and substance reasonably satisfactory to counsel for the Shareholders, to the effect that:

(i) PRECOM is a corporation duly organized, validly existing, and in good standing;

(ii) PRECOM's authorized and issued capital stock is as set forth herein;

(iii) Certified copies of the resolutions of the board of directors of PRECOM authorizing the execution of this Agreement and the consummation hereof; and

(iv) Any further document as may be reasonably requested by counsel to the Shareholders in order to substantiate any of the representations or warranties of PRECOM set forth herein.

(e) There will have occurred no material adverse change in the business, operations or prospects of PRECOM.

(f) David Simonetti will be appointed as President and CEO of PRECOM and Nicholas Calapa will resign from the positions of President and CEO of PRECOM.

(g) Bruce Keller will resign from his positions as Vice President and Secretary of PRECOM and his successor shall be selected by GNOW.

(h) The Board of Directors of PRECOM will appoint David Simonetti and an individual selected by GNOW to serve on the Board of Directors of PRECOM.

(i) Bruce Keller shall resign from the PRECOM's Board of Directors upon the appointment of David Simonetti and GNOW's designee. Nicholas M. Calapa shall remain a board member of PRECOM (GroupNow, Inc.) following the close of the Share Exchange.

7. Conditions to Obligations of PRECOM.

PRECOM's obligation to complete the transaction contemplated herein will be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by PRECOM, as appropriate:

(a) The representations and warranties of GNOW and the Warranting Shareholders set forth herein will be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

(b) GNOW and the Shareholders will have performed all covenants required by this Agreement to be performed by them on or before the Closing.

(c) This Agreement will have been approved by the Board of Directors of GNOW.

(d) GNOW and the Shareholders will have delivered to PRECOM the documents set forth below in form and substance reasonably satisfactory to counsel for PRECOM, to the effect that:

(i) GNOW is a corporation duly organized, validly existing, and in good standing;

    GNOW's issued and outstanding capital stock is owned as set forth herein and Exhibit A hereto;

(iii) Certified copies of the resolutions of the board of directors of GNOW authorizing the execution of this Agreement and the consummation hereof; and

(iv) Any further document as may be reasonably requested by counsel to PRECOM in order to substantiate any of the representations or warranties of the shareholders set forth herein.

(e) There will have occurred no material adverse change in the business, operations or prospects of GNOW.

(f) GNOW will have entered into a finders/consulting agreement with Greenwich Financial Group in the form and substance as set forth in Exhibit D.

8. Additional Covenants.

(a) Between the date of this Agreement and the Closing, the Shareholders and GNOW, with respect to GNOW, and PRECOM, with respect to itself, will, and will cause their respective representatives to, (i) afford the other party and its representatives access to their personnel, properties, contracts, books and records, and other documents and data, as reasonably requested by the other party; (ii) furnish the other party and its representatives with copies of all such contracts, books and records, and other existing documents and data as the other may reasonably request in connection with the transaction contemplated by this Agreement; and (iii) furnish the other party and its representatives with such additional financial, operating, and other data and information as the other may reasonably request. The Shareholders and GNOW will cause GNOW to, and PRECOM will provide the Shareholders, with complete copies of all material contracts and other relevant information on a timely basis in order to keep the other party fully informed of the status of their respective business and operations.

(b) PRECOM, GNOW and the Shareholders will cooperate with each other in the preparation of a Form 8-K to be filed with the SEC describing the transaction contemplated by this Agreement and such other items as are required by the SEC rules and regulations.

(c) PRECOM will deliver PRECOM's corporate books and records, including all records relating to PRECOM's audited financial statements, to the GNOW Shareholders at Closing.

(d) The parties agree that they will not make, and the Shareholders will not permit GNOW to make, any public announcements relating to this Agreement or the transactions contemplated herein without the prior written consent of the other party, except as may be required upon the written advice of counsel to comply with applicable laws or regulatory requirements after consulting with the other party hereto and seeking their consent to such announcement.

(e) As soon as practicable following the Closing, GNOW (as controlling party of PRECOM post-Closing) agrees to cause 459,000 shares of PRECOM common stock to be issued to the following creditors of PRECOM, as set forth below:

    Roger Manning – 125,000 shares

    Anslow & Jaclin, LLP – 15,000

    Peter Goldstein – 56,000 shares

    Flashstar Funding Corp. – 230,000 shares

    Joseph Scutaro – 33,000

GNOW (as controlling party of PRECOM post-Closing) agrees to use its reasonable best efforts to cause PRECOM to file a registration statement on Form SB-2 within 45 days of the Closing, registering for resale the shares to be issued to Roger Manning, Anslow & Jaclin, Peter Goldstein and Joseph Scutaro. Additionally, GNOW (as controlling party of PRECOM post-Closing) agrees to use its reasonable best efforts to cause PRECOM to file a registration statement on Form S-8 registering 30,000 of the 230,000 shares to be issued to Flashstar Funding (or its designees), provided that the shares are issued consistent with the requirements for use of Form S-8. The individual issuances shall be contingent on a release from the respective parties of any liabilities owed by PRECOM.

(f) Within a reasonable period following the Closing, GNOW (as controlling party of PRECOM post-Closing) agrees to cause PRECOM to pay the following creditors of PRECOM: Anslow & Jaclin, LLP; Moffit & Co.; and Interstate Transfer Co. GNOW understands that the total liabilities of PRECOM to such parties is approximately $38,500. GNOW further understands that the current fee of Anslow & Jaclin is estimated to be $12,500 and that such fee may increase prior to the Closing. GNOW agrees to pay half of Anslow & Jaclin's fee, which shall be capped at $20,000 at the Closing. The remainder of the legal fee will be paid within 30 days of the Closing. The remaining creditors will be paid within a reasonable time following the Closing upon presentation of invoices and supporting documents reasonably requested by GNOW. With the exception of Anslow & Jaclin, in the event that GNOW feels that an invoice is not supported by sufficient back-up documentation or otherwise unsupportable or unreasonable, GNOW reserves the right to negotiate a reduced amount with the creditor in question.

9. Termination.

This Agreement may be terminated (1) by mutual consent in writing or (2) by either the Shareholders or PRECOM if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the Closing.

  Expenses.

  Whether or not the Closing is consummated, each of the parties will pay all of his, her, or its own legal and accounting fees and other expenses incurred in the preparation of this Agreement and the performance of the terms and provisions of this Agreement. Notwithstanding the foregoing, should the transaction contemplated by this Agreement actually close, GNOW (as controlling party of PRECOM post-Closing) agrees to pay those fees set forth in Section 8 herein, in accordance with the terms of Section 8.

  Survival of Representations and Warranties.

  The representations and warranties of the Shareholders and PRECOM set out in this Agreement will survive the Closing for a period of thirty days, except for the representations and warranties set forth in Sections 3(l) and 4(e) regarding tax liabilities with shall survive for seven years from the date of this Agreement.

  Waiver.

  Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

  Brokers.

  Except for the Agreement to be entered into between GNOW and Greenwich Financial Partners, as set forth in Exhibit D, no finder or broker has been employed by the parties to this Agreement. The parties understand that the Principles of Greenwich are also the controlling shareholders of PRECOM. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

  Notices.

All notices and other communications under this Agreement must be in writing and will be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

If to PRECOM, to: PreCom Technology, Inc.

2001 West Main Street

Stamford, CT 06902

Attention: Nicholas M. Calapa

If to the Shareholders or

GroupNow, to: c/o GroupNow, Inc.

2455 Sunrise Blvd.

Suite 511

Fort Lauderdale, FL 33304

Attention: David J. Simonetti

15. General Provisions.

(a) This Agreement will be governed by and under the laws of the State of Florida, USA without giving effect to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part will be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement will remain in full force and effect.

(b) Any dispute arising under or in any way related to this Agreement will be submitted to binding arbitration before a panel of three arbitrators of the American Arbitration Association. The arbitrators will be selected and the arbitration will conducted in accordance with the Association's commercial rules then in effect. The arbitration will be conducted in the State of New York. The decision of the arbitrators will set forth in reasonable detail the basis for the decision and will be binding on the parties. The arbitration award may be confirmed by any court of competent jurisdiction.

(c) In any adverse action, the parties will restrict themselves to claims for compensatory damages and/or securities issued or to be issued and no claims will be made by any party or affiliate for lost profits, punitive or multiple damages.

(d) This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates all prior and/or contemporaneous understandings and/or discussions between the parties, whether written or verbal, express or implied, relating in any way to the subject matter hereof. This agreement may not be altered, amended, modified or otherwise changed in any way except by a written agreement, signed by both parties.

(e) This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of GNOW rights under this Agreement without the written consent of the other party will be void.

(f) The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this Agreement.

(g) The headings of the Sections, paragraphs and subparagraphs of this Agreement are solely for convenience of reference and will not limit or otherwise affect the meaning of any of the terms or provisions of this Agreement. The references in this Agreement to Sections, unless otherwise indicated, are references to sections of this Agreement.

(h) This Agreement may be executed in counterparts, each one of which will constitute an original and all of which taken together will constitute one document. This Agreement may be executed by delivery of a signed signature page by fax to the other parties hereto and such fax execution and delivery will be valid in all respects.

SIGNATURE PAGE FOLLOWS

EXECUTED:

PRECOM TECHNOLOGY, INC.

By:________________________________

Nicholas M. Calapa, President

GROUPNOW, INC.

By:________________________________

David J. Simonetti, CEO

SHAREHOLDERS OF GROUPNOW:

__________________________ David J. Simonetti
__________________________ Mark Elenowitz
__________________________ Thomas Bostic-Smith
__________________________ Louis Taubman
K.T. Ventures, LLC
By:_______________________ Simon Kogan, member ___________________________ Simon Kogan
___________________________ Barry Labell
NextPath Technologies, Inc.
By:________________________ ___________________________ William Quigley, Jr.
Richard Honig & Hillary Honig JTWROS
____________________________ ____________________________ ____________________________ Leonard Elenowitz
_____________________________ Lauren Honig
_____________________________ Douglas Elenowitz
_____________________________ Dr. Norman Rubin
_____________________________ Harriet Smith
_____________________________ Mercedes Reyes
_____________________________ Niketas Sahlas
_____________________________ Nancy Sahlas
_____________________________ Mark Sahlas
_____________________________ Niko Sahlas
_____________________________ Jeff Milewski
_____________________________ Michael Petrak
_____________________________ Raymond Schumacher Jr.
_____________________________ Cynthia Schumacher
_____________________________ Ron Feldman
_____________________________ William Holloway
_____________________________ Albert Holloway
_____________________________ Gary Schmitt
_____________________________ Michael Marks
______________________________ Stephen W. Gropp
______________________________ Brian Neville
______________________________ Elizabeth Rose Aylett
______________________________ Shelly Chaben
______________________________ Malcolm J. Labell
______________________________ Jay Perlin
______________________________ Jared Perlin
______________________________ Bonnie Perlin
______________________________ Mara Muller
______________________________ Therese A. Simonetti
Peter T. Simonetti & Anne Bryan Simonetti JTWROS
______________________________ ______________________________ ______________________________ Christina Goldschmidt
______________________________ Peter T. Simonetti C/F Anne Theresa Simonetti
______________________________ Pamela Zutell C/F Faeth Zutell
The Baranello Organization Inc.
By:___________________________ ______________________________ Andrew Krouk
______________________________ Scott Amster
Midcourt Inc.
By:___________________________ ______________________________ Joesph Campagna
______________________________ Harold J. Pertel
Human Service Group, Inc. By:___________________________
____________________________ Cristina O'Naghten

Exhibit A to Share Exchange Agreement

			Number of PRECOM
	Name & Address	Tax Identification #	Shares to be issued to Shareholder or GNOW designee	Percent Ownership

1	David J. Simonetti	###-##-####	2,005,313	21.2%
	1700 NE 4th Ct.
	Ft. Lauderdale, FL 33301

2	Mark Elenowitz	###-##-####	1,944,938	20.6%
	10616 Beechknoll La.
	Potomac, MD 20854

3	Thomas Bostic-Smith	###-##-####	1,595,625	16.9%
	192 Lawton Rd.
	Riverside, IL 60546

4	Louis Taubman	###-##-####	1,617,188	17.1%
	39 Broadway, Suite 2250
	New York, NY 10006

5	K.T. Ventures, LLC	13-4050911	323,438	3.4%
	39 Broadway, Suite 2250
	New York, NY 10006

6	Simon Kogan	###-##-####	215,625	2.3%
	39 Broadway, Suite 2250
	New York, NY 10006

7	Barry Labell	###-##-####	392,438	4.2%
	2455 E. Sunrise Blvd.
	Suite 511
	Ft. Lauderdale, FL 33304

8	NextPath Technologies, Inc.	84-1402416	495,938	5.2%
	15100 Central Ave. S.E.
	Albuquerque, NM 87192
			-
9	William Quigley, Jr.	###-##-####	34,500	0.4%
	22801 Howard Chapel Way
	Brookeville, MD 20833
			-
10	Richard Honig &	###-##-####	17,250	0.2%
	Hillary Honig JTWROS
	34 Roxton Road
	Plainview, NY 11803		-

11	Leonard Elenowitz	###-##-####	17,250	0.2%
	8801 Postoak Road
	Potomac, MD 20854		-

12	Lauren Honig	###-##-####	8,625	0.1%
	34 Roxton Road
	Plainview, NY 11803

13	Douglas Elenowitz	###-##-####	8,625	0.1%
	8801 Postoak Road
	Potomac, MD 20854

14	Dr. Norman Rubin	###-##-####	17,250	0.2%
	9104 Cranford Drive
	Potomac, MD 28054

15	Harriet Smith	###-##-####	107,813	1.1%
	13511 Claudia Drive
	Hudson, FL 34667

16	Mercedes Reyes	###-##-####	19,407	0.2%
	13511 Claudia Drive
	Hudson, FL 34667

17	Niketas Sahlas	###-##-####	10,782	0.1%
	2278 East 1300 North
	Alexandria, IN 46001

18	Nancy Sahlas	###-##-####	10,782	0.1%
	2278 East 1300 North
	Alexandria, IN 46001

19	Mark Sahlas	###-##-####	2,157
	2278 East 1300 North
	Alexandria, IN 46001

20	Niko Sahlas	###-##-####	2,157
	2278 East 1300 North
	Alexandria, IN 46001

21	Jeff Milewski	###-##-####	15,094	0.2%
	3040 Groveland
	N. Riverside, IL 60546

22	Michael Petrak	###-##-####	10,782	0.1%
	632 S. Catherine
	LaGrange, IL 60525

23	Raymond Schumacher Jr.	###-##-####	8,625	0.1%
	10525 W. 74th Street
	LaGrange, IL 60525

24	Cynthia Schumacher	###-##-####	4,313
	10525 W. 74th Street
	LaGrange, IL 60525

25	Ron Feldman	###-##-####	10,782	0.1%
	3015 Balmoral Crescent
	Flossmoor, IL 60422

26	William Holloway	###-##-####	6,469	0.1%
	1009 Davis
	Evanston, IL 60201

27	Albert Holloway	###-##-####	6,469	0.1%
	1009 Davis
	Evanston, IL 60201

28	Gary Schmitt	###-##-####	8,625	0.1%
	22947 Airport Rd.
	Sycamore, IL 60178

29	Michael Marks	###-##-####	12,938	0.1%
	625 N. Rohlwing Road
	Palatine, IL 60067

30	Stephen W. Gropp	###-##-####	86,250	0.9%
	11007 Warwickshire Drive
	Great Falls, VA 22066

31	Brian Neville	138-74=8251	43,125	0.5%
	39 Broadway, Suite 2250
	New York, NY 10006

32	Elizabeth Rose Aylett	###-##-####	43,125	0.5%
	39 Broadway, Suite 2250
	New York, NY 10006

33	Shelly Chaben	###-##-####	21,563	0.2%
	39 Broadway, Suite 2250
	New York, NY 10006

34	Malcolm J. Labell	###-##-####	12,938	0.1%
	262 Barefoot Beach Blvd.
	#402
	Bonita Springs, FL 34134

35	Jay Perlin	###-##-####	8,625	0.1%
	1530 Palisade Ave. #226
	Ft. Lee, NJ 07024

36	Jared Perlin	###-##-####	4,313
	7000 Island Blvd. #1408
	Aventura, FL 33160

37	Bonnie Perlin	###-##-####	4,313
	588 Barnard Ave.
	Woodmere, NY 11598

38	Mara Muller	###-##-####	4,313
	6636 Mill Run Circle
	Naples, FL 34109

39	Therese A. Simonetti	###-##-####	17,250	0.2%
	3608 Coco Lake Dr.
	Coconut Creek, FL 33073

40	Peter T. Simonetti &	###-##-####	8,625	0.1%
	Anne Bryan Simonetti JTWROS
	2704 Addison Dr.
	Doraville, GA 30340

41	Christina Goldschmidt	###-##-####	4,313
	2120 16th Street NW
	Washington DC 20009

42	Peter T. Simonetti C/F	###-##-####	4,313
	Anne Therese Simonetti
	2704 Addison Dr.
	Doraville, GA 30340

43	Pamela Zutell C/F		4,313
	Faeth Zutell
	1 West Side Ct.
	Lexington, VA 24450

44	The Baranello Organization Inc.	11-2944960	4,313
	436 Willis Ave.
	Williston Park, NY 11596

45	Andrew Krouk	###-##-####	2,157
	1420 Locust St.
	Apt. 25-E
	Philadelphia, PA 19102

46	Scott Amster	###-##-####	2,157
	2205 Washington La.
	Huntingdon Valley, PA 19006

47	Midcourt Inc.	NA	86,250	0.9%
	c/o Global Securities
	3 Bentall Center
	595 Burrard Street, 11th Floor
	Vancouver, BC V7X 1C4
	Canada

48	Joesph Campagna	###-##-####	86,250	0.9%
	11428 Purple Beech Drive
	Reston, VA 20191

49	Harold J. Pertel	###-##-####	17,250	0.2%
	11101 Watermans Drive
	Reston, VA 20191

50	Melvyn Estrin*	52-0939806	51,750	0.5%
	Human Service Group, Inc.
	7200 Wisconsin Ave, Suite 600
	Bethesda, MD 20814

51	Cristina O'Naghten	###-##-####	4,313
	1012 S. Greenway
	Coral Gables, FL 33134

			9,453,017	100%

* Shares issued to Melvyn Estrin were originally issued in error and should have been issued to Human Services Group, Inc. Upon Closing, those shares to be issued to Melvyn Estrin will instead be issued to Human Services Group, Inc.

Exhibit B to Share Exchange Agreement

Number of PRECOM Options to be issued to Optionholders
Employees:
Allison Creely	862,500
Kristin Mazovec	57,499
John F. Dascher	57,499
Elisa Syken-Levey	107,813
Michael Boswell	172,500
Vincent Arnette	345,000
George K. Webster	345,000
Board (nonqualified):
Melvyn Estrin (1)	345,000
Melvyn Estrin (2)	43,125
Peter Morris	43,125
James Schroeder	43,125
Others (nonqualified):
Angela Redden	25,875

All options	2,448,061

Exhibit C to Share Exchange Agreement

  Information Statement on Schedule 14C relating to stock splits and reverse stocks splits which occurred within 12 months prior to date of the Share Exchange Agreement.

Exhibit D to Share Exchange Agreement

CONSULTING AGREEMENT

June __, 2001

Greenwich Financial Group

____________

____________

Gentlemen:

This letter sets forth the arrangements, terms and conditions pursuant to which Greenwich Financial (the "Consultant"), has been retained to serve as a financial consultant and advisor to GroupNow, Inc. (the "Company") on a non-exclusive basis for a period of 12 months, commencing as of ____, 2001. The undersigned hereby agrees to the following terms and conditions:

1. Duties as Consultant. Consultant shall, at the request of the Company, upon reasonable notice, render the following services to the Company from time to time:

(a) Consulting Services. Consultant will provide such financial consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing, merger and acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereto.

(b) Financing. Consultant will advise the Company in obtaining both short and long-term financing, whether from banks or the sale by the Company of debt or equity securities.

The services described in this Section 1 shall be rendered by Consultant without any direct supervision by the Company and at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may determine.

2. Compensation.

As compensation for Consultant's services hereunder, the Company shall pay to Consultant 800,000 shares of common stock, par value $.001 of the Company ("Common Stock") upon completion of the June 4, 2001, share exchange with PreCom Technologies, Inc ("the Share Exchange").

GroupNow will use its reasonable best efforts to file with the SEC, within forty-five (45) days following Close of the Share Exchange, a registration statement on Form-SB-2 (or such other form as applicable) registering the resale of 500,000 shares of Common Stock. Upon notification by the SEC that the registration is effective 200,000 shares shall become free trading. The remaining 300,000 shares shall be subject to a "trickle" into the market at a monthly rate of 33,333 shares per month.

The Company will keep such registration statement current until the earlier of eighteen months or such time as all the shares of Common Stock are freely tradeable under the Securities Act.

3. Lock-Up Agreement. The Consultant and the Company agree that the 300,000 shares of Common Stock subject to the "trickle" into the market, as described in paragraph 2 herein, shall be subject to the attached lock-up agreement.

4. Forgiveness of Prior Debt. Upon the execution of this Agreement, Consultant agrees to forgive $59,037 of debt that is owed by PreCom to Greenwich.

5. Available Time. Consultant shall make available such time as Consultant, in its sole discretion, shall deem appropriate for the performance of his obligations under this Agreement.

6. Relationship. Nothing herein shall constitute Consultant as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

7. Assignment and Termination. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either the Consultant or the Company nor may this Agreement be terminated by either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

Very truly yours,

GROUPNOW, INC. .

By:

Name:

Title:

GREENWICH FINANCIAL GROUP

By _____________________________

Name:

Title: